Exhibit 23.01

             CONSENT OF DELOITTE & TOUCHE LLP, INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statement Nos. 333-39613 and 33-48101 of Elantec Semiconductor, Inc. on Form S-8 of our report dated October 22, 1998 (December 3, 1998 as to Note 10.), appearing in this Annual Report on Form 10-K of Elantec Semiconductor, Inc. for the year ended September 30, 1998.


DELOITTE & TOUCHE LLP

San Jose, California
December 8, 1998


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